Media: Jan Helbing Antenna Group for ECOtality jan@antennagroup.com (415) 977-1912	Investor Relations: Ronald Both Liolios Group ecty@liolios.com (949) 574-3860

ECOtality Reports Third Quarter 2012 Results

Quarterly Revenue up 52% year-over-year to $14.4 Million

SAN FRANCISCO- Monday, November 19, 2012 – ECOtality, Inc. (NASDAQ:ECTY), a leader in clean electric transportation and storage technologies, reported financial results for the third quarter ended September 30, 2012.

Q3 2012 Summary of Financial Results

Revenue in the third quarter of 2012 increased 52% to $14.4 million from $9.5 million in the third quarter of 2011. The increase in revenue was largely attributed to the continued successful roll out of ECOtality’s Blink® network of charging stations for the EV Project. The EV Project is a public-private partnership with the Department of Energy (DOE) that seeks to develop, implement and study techniques for optimizing the deployment of a commercially viable electric vehicle (EV) charging infrastructure.

Our net loss for the third quarter of 2012 was $4.6 million or $(0.19) per basic and diluted share, as compared to a net loss of $3.4 million or $(0.14) per basic and diluted share in the same year-ago quarter. This net loss for the third quarter of 2012 includes both a $3.5 million goodwill impairment loss; as well as a $2.5 million favorable impact in cost of goods sold resulting from an amendment to the EV Project agreement. This amendment extended the performance period under the agreement, resulting in prospective recognition of equipment depreciation at lower per-period amounts over an increased number of periods.

Combined cash, restricted cash and cash equivalents at September 30, 2012 totaled $2.1 million, as compared to $10.2 million at December 31, 2011. The decrease in cash was primarily attributed to purchases of inventory and equipment in support of the EV Project. In early October 2012, we received $12 million of invoice payments, which significantly improved our near-term cash position.

Q3 2012 Operational Highlights

•	Instituted access fees at nearly all Level 2 EV public charger locations within the Blink network, while charging events at these public locations grew 44% in the quarter vs. Q2.

•	Installed more than 1,100 Blink chargers during the quarter, bringing the total number of charging stations to approximately 8,800.

•	Became the first EVSE company to surpass 1 million residential charge events.

•	Installed more than 40 Blink DC Fast Chargers across the U.S. to date. Blink DC Fast Chargers are capable of providing an 80% charge in less than 30 minutes for most EV’s.

•	Expanded the EV Project’s geographic footprint to Atlanta, Chicago and Philadelphia; installing Blink EV charging stations in those regions. The EV project is now in nine states and 21 major metropolitan areas throughout the country.

Management Commentary

“In Q3, the introduction of access fees throughout the Blink network of public charging stations shows our early-stage commercialization efforts and further validation of our business model,” said Ravi Brar, ECOtality’s President and Chief Executive Officer. “Our nationwide roll-out of the Blink network gained momentum in the third quarter as we expanded to three new states and achieved strong growth in the total number of charging stations.

“As we improve and expand our core charger business, we are focused on growing complementary business lines, like our industrial Minit-Charger group. In fact, we recently received a $1 million order from a major international airline for electric, aviation ground support equipment applications.

“In addition to several cost containment measures, we are also developing two new products: an improved EVSE, and our next-generation, modular industrial charging system for material handling, both of which are on track for launch in the first half of 2013. Moving ahead, we see further margin improvement as we reduce costs, expand our geographic footprint and grow our complementary lines of business.”

Conference Call

ECOtality will host a conference call tomorrow morning to discuss its third quarter results and outlook for the remainder of the year, followed by a question and answer period. ECOtality representatives on the call will be President and CEO Ravi Brar, COO Murray Jones, and CFO Susie Herrmann.

Date: Tuesday, November 20, 2012

Time: 10:00 a.m. Eastern time (7:00 a.m. Pacific time)

Dial-In Number: 1-877-941-8416

International: 1-480-629-9856

Conference ID#: 4573433

Webcast: http://public.viavid.com/index.php?id=102343

The conference call will be webcast simultaneously and available for replay via the Investor Relations section of the company's website at http://investor.ecotality.com/.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 11:30 a.m. Eastern time on the same day and until November 27, 2012.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay pin number: 4573433

About ECOtality, Inc.

ECOtality, Inc. (NASDAQ:ECTY), headquartered in San Francisco, California, is a leader in clean electric transportation and storage technologies. Through innovation, acquisitions, and strategic partnerships, ECOtality accelerates the market applicability of advanced electric technologies to replace carbon-based fuels. For more information about ECOtality, Inc., please visit www.ecotality.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason.

ECOTALITY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,935	$9,591
Restricted cash	200	587
Receivables, net of allowance for bad debts of $186 and $81 as of
September 30, 2012 and December 31, 2011, respectively	14,889	3,124
Inventory	23,447	15,497
Prepaid expenses and other current assets	691	732
Total current assets	41,162	29,531
Property and equipment, net	18,511	16,630
Other assets	177	147
Goodwill	-	3,496
Intangible assets, net	933	709
TOTAL ASSETS	$60,783	$50,513
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,251	$10,939
Accrued legal fees	177	125
Accrued payroll	1,436	793
Unearned revenue, current portion	17,793	11,078
Warranty reserves	594	577
Current portion of long term debt	-	1,647
Accrued liabilities, other	2,745	2,439
Total current liabilities	28,996	27,598
Long term portion of unearned revenue	10,804	121
Convertible note, less unamortized discount of $69 as of September 30, 2012	4,931	-
Other long term debt	328	109
TOTAL LIABILITIES	45,059	27,828
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value, 200,000 shares authorized, 6,330 shares issued and outstanding as of September 30, 2012
and December 31, 2011	6	6
Common stock, $0.001 par value, 1,300,000 shares authorized, 23,756 and
23,915 shares issued and outstanding as of September 30, 2012 and
December 31, 2011, respectively	24	24
Additional paid-in capital	127,886	127,488
Accumulated deficit	(112,084)	(104,759)
Accumulated other comprehensive loss	(108)	(74)
TOTAL STOCKHOLDERS' EQUITY	15,724	22,685
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$60,783	$50,513

ECOTALITY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Revenue	$14,442	$9,510	$41,106	$19,885
Cost of goods sold	8,267	6,638	26,720	18,851
Gross profit	6,175	2,872	14,386	1,034
Operating expenses:
Sales and marketing	956	878	3,493	2,213
Research and development	671	117	1,296	363
General and administrative	5,604	5,118	15,784	12,257
Impairment losses	3,496	-	3,496	-
Warrant expense	-	-	-	1,784
Total operating expenses	10,727	6,113	24,069	16,617
Loss from operations	(4,552)	(3,241)	(9,683)	(15,583)
Interest income	-	13	165	18
Interest expense	(88)	(169)	(193)	(211)
Other income, net	27	4	2,432	13
Loss before income taxes	(4,613)	(3,393)	(7,279)	(15,763)
Income tax expense	(24)	-	(45)	-
Net loss	$(4,637)	$(3,393)	$(7,324)	$(15,763)
Net loss per share:
Basic	$(0.19)	$(0.14)	$(0.31)	$(0.93)
Diluted	$(0.19)	$(0.14)	$(0.31)	$(0.93)
Weighted-average common shares outstanding:
Basic	23,890,770	23,524,931	23,906,749	17,007,443
Diluted	23,890,770	23,524,931	23,906,749	17,007,443